 Exhibit 99.2

Protagenic Therapeutics, Inc. Announces Closing of $13.2 Million Public Offering and Uplisting to Nasdaq

New York—April 29, 2021— Protagenic Therapeutics, Inc. (NASDAQ:PTIX) (“PTIX” or “Company”) today announced the closing of an underwritten public offering of 3,180,000 units at a public offering price of $4.15 per unit. Each unit is comprised of one share of common stock and one warrant to purchase one share of common stock. Each warrant is exercisable at a price of $4.98 per share and will expire five years from issuance. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 477,000 units at the public offering price less the underwriting discounts and commissions. The common stock and warrants comprising the units separated upon closing of the offering and were issued separately.

The common stock and warrants began trading on the Nasdaq Capital Market on April 27, 2021, under the symbols “PTIX” and “PTIXW,” respectively. The Company received gross proceeds of approximately $13.2 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as sole book-running manager for the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-manager.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on April 26, 2021. A final prospectus relating to this offering was filed with the SEC. The offering was made only by means of a prospectus, copies of which may be obtained, when available, from: Kingswood Capital Markets, a division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Protagenic Therapeutics, Inc.

Protagenic Therapeutics, Inc. is a pre-clinical biopharmaceutical company endeavoring to develop first-in-class neuro-active peptides into human therapeutics to treat anxiety, treatment-resistant depression, addiction, and other disorders. For more information, visit http://www.protagenic.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Alexander K. Arrow, MD, CFA

Chief Financial Officer

Tel: 213-260-4342

Email: alex.arrow@protagenic.com